Exhibit 99.1

FOR IMMEDIATE RELEASE

CSI COMPRESSCO LP ANNOUNCES AMENDMENT AND

EXTENSION OF EXCHANGE OFFER

THE WOODLANDS, Texas, May 28, 2020 / PRNewswire / CSI Compressco LP (“CSI Compressco” or the “Partnership”) (NASDAQ: CCLP) and the Partnership’s wholly owned subsidiary, CSI Compressco Finance Inc. (“Finance Corp” and, together with the Partnership, the “Issuers”) today announced an amendment (as so amended, the “Amended Offer”) to their previously announced offer to exchange (the “Exchange Offer”) any and all of their outstanding 7.250% Senior Unsecured Notes due 2022 (CUSIP No. 20467BAB5) (the “Unsecured Notes”) for newly issued 7.500% Senior Secured First Lien Notes due 2025 (the “New First Lien Notes”) and 7.250% Senior Secured Second Lien Notes due 2027 (the “New Second Lien Notes” and, together with the New First Lien Notes, the “New Notes”), upon the terms and conditions set forth in the Confidential Offering Memorandum and Consent Solicitation Statement dated April 17, 2020, as amended by Supplement No. 1, dated May 1, 2020, Supplement No. 2, dated May 15, 2020, Supplement No. 3, dated May 18, 2020, Supplement No. 4, dated May 20, 2020, Supplement No. 5, dated May 21, 2020, Supplement No. 6, dated May 22, 2020, Supplement No. 7, dated May 26, 2020, and Supplement No. 8, dated May 28, 2020 (the “Offering Memorandum”).

Certain terms and timing of the Exchange Offer have changed, including the Total Consideration set forth in the table below and certain terms of the New Second Lien Notes, including their maturity date and interest rate per annum. Eligible Holders (as defined below) who validly tender their Unsecured Notes in the Amended Offer prior to the Expiration Time (as defined below) will now receive the Total Consideration set forth in the table below.

CUSIP Number	Principal Amount of Unsecured Notes Outstanding	Principal Amount of New First Lien Notes per $1,000 Principal Amount of Unsecured Notes Tendered	Principal Amount of New Second Lien Notes per $1,000 Principal Amount of Unsecured Notes Tendered
20467BAB5	$295,930,000	$900	$975

Accordingly, Eligible Holders that validly tender their Unsecured Notes prior to the new Expiration Time will be eligible to receive the Total Consideration described above, which means for each $1,000 principal amount of Unsecured Notes properly tendered prior to the Expiration Time, Eligible Holders will be eligible to receive $900 principal amount of New First Lien Notes or, as applicable and subject to proration as described in the Offering Memorandum, $975 principal amount of New Second Lien Notes.

The amendment to the Exchange Offer also provides for the following changes with respect to the New Second Lien Notes:

(i)	At the Issuers’ option, an additional 2.750% of interest per annum payable in cash, or an additional 3.500% of interest per annum payable in kind;

(ii)	A change in the maturity date to April 1, 2026 from June 1, 2027; and

(iii)	certain other amendments described in Supplement No. 8 to the Offering Memorandum.

Eligible Holders must tender their Unsecured Notes by 11:59 P.M., New York City time, on June 10, 2020 (the “Expiration Time”), unless extended or earlier terminated by the Issuers, to be eligible to receive the Total Consideration set forth above. While the Expiration Time has been extended, the deadline for holders to validly withdraw their tendered Unsecured Notes and revoke consents (the “Withdrawal Deadline”) has not been extended. Accordingly, Unsecured Notes previously tendered and Unsecured Notes tendered prior to the Expiration Time, as amended, may not be withdrawn. As of 8:00 A.M., New York City time, on May 27, 2020, approximately $24.1 million of Unsecured Notes, representing 8.1% of the outstanding Unsecured Notes, had been tendered in the Exchange Offer.

Eligible Holders of Unsecured Notes accepted for exchange will also receive a cash payment equal to the accrued and unpaid interest in respect of such Unsecured Notes from the most recent interest payment date to, but not including, the date the Amended Offer is settled (the “Settlement Date”). The Settlement Date of the Amended Offer will be promptly after the Expiration Time. Settlement of the Amended Offer is subject to the satisfaction or waiver of certain conditions set forth in the Offering Memorandum, including the completion of an amendment to the Partnership’s loan and security agreement governing its credit facility.

The Issuers previously executed confidentiality agreements with certain Eligible Holders and entered into discussions with such Eligible Holders regarding the terms of the Exchange Offer. The changes to the terms of the Exchange Offer set forth in this announcement are reflective of negotiations over the past weeks with those Eligible Holders. Following this announcement, such Eligible Holders are no longer subject to confidentiality agreements.

Important Information about the Amended Offer

Documents relating to the Amended Offer will only be distributed to holders of Unsecured Notes who complete and return an eligibility form confirming that they are either a “qualified institutional buyer” under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) or not a “U.S. person” under Regulation S under the Securities Act (such holders, “Eligible Holders”). Noteholders who desire to complete an eligibility form should either visit the website for this purpose at https://gbsc-usa.com/eligibility/compressco/ or request instructions by sending an e-mail to contact@gbsc-usa.com or calling Global Bondholder Services Corporation the information agent for the Amended Offer, at (866) 794-2200.

The New Notes will not be registered under the Securities Act, or any other applicable securities laws and, unless so registered, the New Notes may not be offered, sold, pledged or otherwise transferred within the United States or to or for the account of any U.S. person, except pursuant to an exemption from the registration requirements thereof. Accordingly, the New Notes are being offered and issued only (i) to persons reasonably believed to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) and (ii) to non-“U.S. persons” who are outside the United States (as defined in Regulation S under the Securities Act).

The complete terms and conditions of the Amended Offer are set forth in the informational documents relating to the Amended Offer. This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the New Notes. The Amended Offer is only being made pursuant to the Offering Memorandum and the related letter of transmittal. The Amended Offer is not being made to holders of Unsecured Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Cautionary Note Regarding Forward-Looking Statements

Certain information included in this press release contains statements that are forward-looking. The words “believe,” “may,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “should” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long-term business operations and objectives, and financial needs. Factors that could cause such differences in future results include, but are not limited to, the risks described in the Offering Memorandum related to the Amended Offer.

About CSI Compressco LP

CSI Compressco is a provider of compression services and equipment for natural gas and oil production, gathering, artificial lift, transmission, processing, and storage. CSI Compressco’s compression and related services business includes a fleet of more than 5,200 compressor packages providing approximately 1.19 million in aggregate horsepower, utilizing a full spectrum of low-, medium- and high-horsepower engines. CSI Compressco also provides well monitoring and automated sand separation services in conjunction with compression and related services in certain Latin American markets. CSI Compressco also designs and sells standard compressor packages and engineered, custom-designed compressor packages.  CSI Compressco’s aftermarket business provides compressor package reconfiguration and maintenance services, as well as the sale of compressor package parts and components manufactured by third-party suppliers. CSI Compressco’s customers comprise a broad base of natural gas and oil exploration and production, midstream, transmission, and storage companies operating throughout many of the onshore producing regions of the United States, as well as in a number of foreign countries, including Mexico, Canada and Argentina. CSI Compressco is managed by CSI Compressco GP Inc., which is an indirect, wholly owned subsidiary of TETRA Technologies, Inc. (NYSE: TTI).

For further information:

Elijio Serrano

CFO, CSI Compressco LP

The Woodlands, Texas

Phone: (281) 367-1983

www.compressco.com